UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 10, 2016, the Board of Directors of Sonoco Products Company approved amendments to the Company's By-laws to provide eligible shareholders with new "proxy access" rights for nominating director candidates. Under the amendments, a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company's outstanding common stock continuously for at least three years may submit eligible director nominees for up to the greater of one director or 20 percent of the directors to be elected at the meeting if the Board is classified, and the greater of two directors or 20 percent of the Board if the Board is not classified, subject to the procedures, terms and conditions specified in the By-laws. The text of the proxy access By-law is included with this filing as Exhibit 3.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 3.2 - Amendments to the By-laws of Sonoco Products Company, effective as of February 10, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 10, 2016	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

3.2	Amendments to the By-laws of Sonoco Products Company, effective as of February 10, 2016